UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2014

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 25, 2014, Hanesbrands Inc. (“HanesBrands”) and its wholly owned subsidiary, MFB International Holdings S.a r.l. (the “Purchaser”), entered into a binding offer letter (the “Offer Letter”) with SLB Brands Holdings, Ltd (the “Institutional Seller”), pursuant to which the Purchaser made an irrevocable and binding offer (the “Offer”) to purchase 100% of the issued share capital of DBA Lux Holding S.A. (“DBA”) for a purchase price of  €400 million in cash, less any net indebtedness of DBA at closing, and subject to post-closing adjustment to reflect any deviation at closing from a normalized level of working capital (the “Acquisition”).

The Offer is made on the terms and subject to the conditions of a proposed stock purchase agreement (the “Stock Purchase Agreement,” and together with the Offer Letter, the “Transaction Documents”) attached to the Offer Letter and executed by HanesBrands and the Purchaser in connection with the making of the Offer. The Offer Letter was submitted in order to permit DBA to comply with its consultation obligations with certain works councils prior to the Institutional Seller and certain individual DBA shareholders (collectively, the “Sellers”) deciding to enter into the mutually negotiated Stock Purchase Agreement attached to the Offer Letter.

The Offer expires on the earlier of December 31, 2014 or the date that is ten calendar days after conclusion of the works council consultation process (the “Offer Expiration Date”), but can be extended by agreement of the parties.

The Offer is subject to exclusivity protection. From the date of the Offer Letter to (i) the date the Sellers accept the Offer or (ii) if any of the Sellers does not accept the Offer after the works council consultation process is complete, the date that is six months after completion of the works council consultation process, the Institutional Seller may not engage in any solicitation, consideration or acceptance of a competing proposal regarding the sale of DBA. If the Sellers do not accept the Offer on or prior to the Offer Expiration Date despite the works council consultation process having been completed and the Institutional Seller breaches its exclusivity obligations, the Institutional Seller will be required to pay HanesBrands damages in the amount of €15 million (without prejudice to any other remedies that may be available to HanesBrands). The Offer Letter also provides that, in the event the Institutional Seller does not accept the Offer on or prior to the Offer Expiration Date, the Institutional Seller will reimburse HanesBrands for its documented out of pocket fees and expenses incurred in connection with the Acquisition, up to an agreed amount.

Completion of the Acquisition is subject to the receipt of regulatory approvals and various customary conditions, including the continued accuracy of the representations and warranties of each of the parties (subject to specified materiality standards) and the performance by each party in all material respects of its obligations under the Transaction Documents. In addition, HanesBrands’ obligation to complete the Acquisition is subject to the absence of a material adverse effect with respect to DBA’s financial condition, business or results of operations between the date of the Offer Letter and the closing of the Acquisition.

HanesBrands and the Institutional Seller have each made customary representations, warranties and covenants in the Transaction Documents. The Institutional Seller has agreed, among other things, (i) subject to certain exceptions, to cause DBA to conduct its business in the ordinary course of business consistent with past practices between the date of the Offer Letter and the completion of the Acquisition and not to take certain specified actions during such period and (ii) to use its reasonable efforts and work diligently to comply with all appropriate works council consultation procedures. HanesBrands and the Institutional Seller have also agreed to indemnify one another against certain damages, with certain exceptions and limitations.

HanesBrands intends to fund the Acquisition with cash on hand and third-party borrowings.
The representations, warranties and covenants of the parties contained in the Transaction Documents have been made solely for the benefit of the parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Transaction Documents, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Transaction Documents, (iii) are subject to materiality qualifications contained in the Transaction Documents which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Transaction Documents or such other date as is specified in the Transaction Documents and (v) have been included in the Transaction Documents for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Transaction Documents will be filed with the United States Securities and Exchange Commission (the “SEC”) only to provide investors with information regarding the terms of the Transaction Documents and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in HanesBrands’ public disclosures. The Transaction Documents should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Acquisition that is or will be contained in, or incorporated by reference into, HanesBrands’ various filings with the SEC.
The foregoing description of the Transaction Documents is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents, which will be filed as an exhibit to HanesBrands’ Quarterly Report on Form 10-Q for the fiscal quarter ending June 28, 2014.

Item 7.01. Regulation FD Disclosure

On June 25, 2014, HanesBrands issued a press release announcing the Acquisition. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

HanesBrands has also made available on the investors section of its corporate website, www.Hanes.com/investors, certain supplemental materials regarding the Transaction (the “Supplemental Information”). The Supplemental Information is included as Exhibit 99.2 and is incorporated herein by reference. All information in the Supplemental Information is presented as of the particular date or dates referenced therein, and HanesBrands does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

Exhibits 99.1 and 99.2 are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibits 99.1 or 99.2 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press release dated June 25, 2014
Exhibit 99.2	Supplemental Information

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the Exhibits hereto) includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the expected consummation of the Acquisition, including the expected impact on HanesBrands’ sales, earnings, operating profit and cash flow, the anticipated funding of the Acquisition and the expected timing for closing the Acquisition are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, HanesBrands expresses an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of the company’s management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Documents; the outcome of any legal proceedings that may be instituted against the parties and others related to the Acquisition; certain conditions to the completion of the Acquisition may not be satisfied; or the regulatory approvals required for the Acquisition may not be obtained on the terms expected or on the anticipated schedule. There can be no assurance that the Acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Acquisition will be realized. HanesBrands believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. HanesBrands does not undertake any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 25, 2014	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press release dated June 25, 2014
Exhibit 99.2	Supplemental Information